UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 28, 2007

LONGFOOT COMMUNICATIONS CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-130110	76-0763470
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

914 Westwood Blvd., Suite 809 Los Angeles, CA	90024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 385-9631

9229 Sunset Blvd. Suite 810
West Hollywood, CA 90069
(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 22, 2007, Longfoot Communications Corp. (the “Company”) entered into a Stock Purchase Agreement (the “Agreement”) with the purchasers identified on Exhibit A to the Agreement (the “Purchasers”). Pursuant to the Agreement, the Company agreed to sell to the Purchasers an aggregate of 51% of the outstanding post-reverse split shares of the common stock of the Company, (the “Shares”). The purchase price for the sale of the Shares was set to be an amount equal to the net cash on hand as of the Closing Date after deducting any liabilities existing as of the Closing Date and the costs and expenses of this transaction.

The Agreement required the Company to seek stockholder approval to conduct a one-for-three reverse stock split, increase the authorized shares of common stock to 225,000,000 shares, increase the authorized shares of preferred stock to 25,000,000 shares, and adopt new Bylaws for the Company (a copy of which is included as Exhibit 3.2(a) to this Report).  Stockholders owning a majority of the Company’s shares approved the foregoing actions on October 31, 2007.  The Agreement also provides that the Company will not conduct another reverse stock split for a period of 24 months from the Closing Date and that the size of the board of directors be increased to five persons.

On November 26, 2007, the one-for-three reverse stock split was effective and the increase in the number of authorized common and preferred shares also became effective upon the filing of the Amended and Restated Certificate of Incorporation with the Delaware Secretary of State (a copy of which is included as Exhibit 3.1(b) to this Report).  As a result of the reverse stock split, as of November 27, 2007, the Company’s trading symbol on the OTCBB changed to “LGFC.”  Stockholders of record on November 26, 2007, will receive a transmittal letter from the Company’s transfer agent indicating how they can exchange their current pre-split share certificates for new post-split share certificates.

On November 28, 2007, the Company, the Purchasers and certain principal stockholders also entered into First Amendment to the Agreement which  provided for the principal stockholders to contribute an amount that would yield the Company a net amount of $50,000 at closing and the Purchasers would be issued 1,698,382 shares of common stock.   The closing occurred on November 28, 2007 at which time the Purchasers paid a total of $50,000 and were issued a total of 1,698,382 shares of the Company’s restricted common stock, representing approximately 51% of the Company’s issued and outstanding common shares. Certain principal stockholders also contributed additional capital to the Company which , as of the Closing Date, left the Company with $100,000 in cash and no liabilities.

ITEM 2.01	COMPLETION OF DISPOSITION OF ASSETS.

Pursuant to the Agreement we were required to divest our LPTV operations prior to effecting the close of the transaction.  As a result, the Company’s Board of Directors approved the sale of our sole LPTV station in Winslow, Arizona, and on November 12, 2007, the Company entered into an Asset Purchase Agreement to sell the Winslow, Arizona LPTV station assets to an individual who, although he had rendered LPTV consulting services to us in connection with the operation of this station, is otherwise unaffiliated with us.  .  The station’s equipment was sold for $11,500, which was in excess of an appraised value of $9,958 as determined by an appraisal report dated October 15, 2007.  Since the buyer did not want to continue operating the LPTV station, we terminated broadcast operations on November 14, 2007.  The lease for the station offices has been cancelled and we returned the broadcast license to the FCC on November 13, 2007.  Upon consummation of the Asset Purchase Agreement, Longfoot was deemed a “shell company” with no business operations.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

Pursuant to the Agreement, upon the closing date of November 28, 2007, a total of 1,698,382 shares of the Company’s restricted common stock were issued to four purchasers. The purchasers paid an aggregate of $50,000 for these restricted shares..  The offer and issuance of these securities was made without any public solicitation to the four individuals/entities and the purchasers represented that they acquired their securities for investment purposes only.  The purchasers, both individually or through their managers, had access to complete information about Longfoot and each was deemed capable of evaluating the merits and risks of acquiring shares in Longfoot.  The securities were issued pursuant to the private placement exemption provided by Section 4(2) of the Securities Act of 1933 (the “1933 Act”).  These shares are deemed to be “restricted securities” as defined in Rule 144 under the 1933 Act and the certificates evidencing these securities bear a legend stating the restrictions on resale.

ITEM 5.01	CHANGES IN CONTROL OF REGISTRANT.

On November 28, 2007, the Closing Date, pursuant to the Agreement, shares representing approximately 51% of the Company’s outstanding Common stock were issued to four purchasers, one of which was Frost Gamma Investments Trust (“Frost Gamma”), which purchased 1,222,836 shares of Common Stock  representing 37% of the outstanding shares of Common Stock. Dr. Phillip Frost controls Frost Gamma. As beneficial owner of 37% of the outstanding shares of Common Stock of the Company and a member of the board of directors of the Company, Dr. Frost will be deemed a controlling person of the Company.

ITEM 5.02	DEPARTURES OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Concurrent with the closing, the Board approved the First Amendment to the Stock Purchase Agreement and expanded its size from three to five members. Thereafter, two of our directors, Arthur Lyons and Jack Brehm, submitted their resignations as officers and directors of the Company and two of the four purchasers,  Steve Rubin and Dr. Subbarao Uppaluri, were appointed to fill these Board vacancies, with two vacancies on the Board remaining open.  The Board then appointed Mr. Grunfeld as the acting and interim President, CFO and Secretary of the Company.  Mr. Grunfeld will hold similar positions with the Company's sole subsidiary, Village Broadcasting Corp.

Steven D. Rubin.  Mr. Rubin has served as Executive Vice President - Administration of OPKO Health, Inc. since May 2007 and a director of OPKO Health, Inc. since February 2007. Mr. Rubin served as the Senior Vice President, General Counsel and Secretary of IVAX from August 2001 until September 2006. Before joining IVAX, Mr. Rubin was Senior Vice President, General Counsel and Secretary with privately-held Telergy, Inc., a provider of business telecommunications and diverse optical network solutions, from early 2000 to August 2001. In addition, he was with the Miami law firm of Stearns Weaver Miller Weissler Alhadeff & Sitterson from 1986 to 2000, in the Corporate and Securities Department. Mr. Rubin had been a shareholder of that firm since 1991 and a director since 1998. Mr. Rubin currently serves on the board of directors of Dreams, Inc., a vertically integrated sports licensing and products company, and Cellular Technical Services Company, Inc., the parent company of Safestitch LLC, a medical device company.

Rao Uppaluri, Ph.D.  Dr. Uppaluri has served as Senior Vice President and Chief Financial Officer of OPKO Health, Inc. since May 2007. Dr. Uppaluri served as the Vice President, Strategic Planning and Treasurer of IVAX from 1997 until December 2006.  Before joining IVAX, from 1987 to August 1996, Dr. Uppaluri was Senior Vice President, Senior Financial Officer and Chief Investment Officer with Intercontinental Bank, a publicly traded commercial bank in Florida.

In addition, he served in various positions, including Senior Vice President, Chief Investment Officer and Controller, at Peninsula Federal Savings & Loan Association, a publicly traded Florida S&L, from 1983 to 1987. His prior employment, during 1974 to 1983, included engineering, marketing and research positions with multinational companies and research institutes in India and the United States.

ITEM 5.03	AMENDMENTS TO CERTIFICATE OF INCORPORATION AND BYLAWS

As described in the Information Statement and Notice of Action Taken Without a Meeting dated November 13, 2007, the Company’s Board of Directors and Stockholders approved amendments to its Certificate of Incorporation to provide for, among other things:

(1)	a one-for-three reverse stock split;
(2)	an increase in the authorized number of common shares to 225,000,000; and
(3)	an increase in the authorized number of blank check preferred shares to 25,000,000.

These changes became effective November 26, 2007, upon filing of the Amended and Restated Certificate of Incorporation with the Delaware Secretary of State, a copy of which is included as Exhibit 3.1(b) to this Report.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

3.1(b)	Amended and Restated Certificate of Incorporation dated November 26, 2007.
3.2(a)	Revised Bylaws adopted October 31, 2007
10.10(a)	First Amendment to Stock Purchase Agreement
99.1	Press release dated November 27, 2007
99.2	Press release dated November 29, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONGFOOT COMMUNICATIONS CORP.

Date: November 30, 2007	By:	/s/ AARON GRUNFELD
Aaron Grunfeld, President
(Duly Authorized Officer)